LIONBRIDGE TECHNOLOGIES, INC.
COMPENSATION AND NOMINATING COMMITTEE CHARTER
as approved on June 28, 2013

A. PURPOSE AND SCOPE

The two primary functions of the Compensation and Nominating Committee (the “Committee”) are (ii) review and recommend to the Board compensation and equity plans, policies and programs, approve executive officer compensation, and to prepare the annual report on executive compensation and the Compensation Discussion and Analysis required to be included in the Company’s proxy statement, (ii) to assess the appropriate levels of risk within the Corporation’s compensation policies and practices, (iii) to assess the results of the Corporation’s most recent advisory vote on executive compensation; and (iv) review and recommend to the Board the nominees for election as directors of the Company and to review related Board development issues including succession planning and evaluation.

B. COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. In addition, no member may, other than in his or her capacity as a member of the Committee, the Board of Directors or any other Board committee, (i) accept any consulting, advisory or other compensatory fee from the Company; or (ii) be an affiliated person of the Company or any of its subsidiaries.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

Equity Plan Administration

1.	In consultation with the Chief Executive Officer, approve grants of stock awards under the Company’s 2005 Stock Plan and any successor plan, including participants, type of awards and number of shares covered by each award.

2.	Approve all decisions regarding the modifications of terms or conditions of any award or award agreement regarding equity compensation.

Defined Benefit and Contribution Plans

1.	Administer the Company’s defined benefit and defined contribution plans. Recommend new plans, major plan amendment or plan terminations when appropriate.

Executive Compensation Matters

1.	Evaluate and assess the performance of the CEO on an annual basis.

2.	Review the performance evaluations of senior officers (other than the CEO) on an annual basis. It is recognized that subject to oversight by the Board and this Committee, the CEO has primary responsibility for evaluating the performance of other senior officers.

3.	Determine and approve base salaries, annual incentive awards (equity and/or cash) and long-term incentive awards for the CEO, and in consultation with the CEO, for other senior officers on an annual basis.

4.	Establish performance objectives for senior officers under the Company’s incentive compensation plans with particular consideration to appropriate levels of risk-taking incentives and determine the attainment of such performance objectives.

5.	Annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate CEO compensation in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

6.	Review and approve any employment agreements, severance arrangements and change in control and similar agreements/provisions, and any amendments, supplements or waivers to such agreements or arrangements, in each case as, when and if deemed necessary or advisable.

7.	Retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or other senior officer compensation, including the authority to approve the consultant’s fee, and to obtain advice and assistance from internal or outside legal, accounting or other advisors.

8.	Review other forms of compensation, benefits, and incentives for senior officers and recommend changes in and new forms of compensation, benefits or incentives to the Board of Directors when appropriate and when necessary to keep executive compensation competitive and equitable.

9. Assess the results of the Corporation’s most recent advisory vote on executive compensation.

Succession Planning

1.	Develop and periodically review and revise as appropriate, a management success plan and related procedures.

Director Compensation Matters

1.	Periodically review and assess the adequacy of levels of Director compensation.

Nominating Matters

1.	Periodically review CEO succession and succession plans for key positions in the Company.

2.	Recommend to the Board, and aid in identifying and attracting qualified candidates to stand for election as Directors.

3.	Evaluate periodically the desirability of and recommend to the Board any changes in the size and composition of the Board.

4.	Select and evaluate directors in accordance with the general and specific criteria set forth below or determined as provided below:

a.	General Criteria. Director selection should include at least enough Independent Directors to satisfy then existing SEC and NASDAQ requirements, and such Independent Directors should have appropriate skills, experiences and other characteristics to provide qualified persons to fill all Board committee positions required to be filled by Independent Directors. Each director should:

i.	Be an individual of the highest character and integrity.

ii.	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

iii.	Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry).

iv.	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry.

v.	Have the ability to provide insights and practical wisdom based on his or her experience and expertise.

vi.	Have a commitment to enhancing stockholder value.

b.	Specific Criteria. In addition to the general criteria, the Committee shall develop and periodically evaluate and modify as appropriate a set of specific criteria outlining the skills, experiences, particular areas of expertise, specific backgrounds, and other characteristics that should be represented on the Board to ensure a diverse representation of skills, background, experience and perspective, and to enhance the effectiveness of the Board and Board Committees, taking into account any particular needs of the Company based on its business, size, strategic objectives, customers and other characteristics.

5.	Evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection as a director based on the extent to which such individual meets the general and specific criteria above.

6.	Diligently seek to identify potential director candidates who will strengthen the Board, by establishing procedures for soliciting and reviewing potential nominees from directors and shareholders.

7.	Submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of shareholders and to be added to the Board at any other times due to Board expansions, director resignations or retirements or otherwise.

Meetings and Reports

1.	Hold meetings, as appropriate, to discuss the matters under this Charter. It is anticipated that meetings will be held at least four times a year. The Committee may invite legal counsel to attend the meeting.

2.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the compensation committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

3.	Form and delegate authority to subcommittees if determined to be necessary or advisable.

Management Support

1.	To assist the Committee in fulfilling its duties, management will provide the Committee with information and recommendations as needed and requested. The Committee shall have access to the General Counsel and/or outside legal counsel and consultants at its discretion if it deems such access to be necessary.

Engagement of Independent Advisors

1.	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser. The
Committee shall be directly responsible for the appointment, compensation and oversight of the work of any such consultant, counsel or other adviser retained by the Committee.
The Corporation will provide for appropriate funding, as determined by the Compensation
Committee, for payment of reasonable compensation to such consultant, counsel or other adviser retained by the Committee. The Committee may select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including:

(a) provision of other services performed for the Corporation by the consultant, counsel or adviser’s employer;
(b) amount of fees received from the Corporation by the consultant, counsel or adviser’s employer for services to the Committee as a percentage of such employer’s total revenue;
(c) policies and procedures of the consultant, counsel or adviser’s employer that are designed to prevent conflicts of interest;
(d) any business or personal relationship of the consultant, counsel or adviser with a member of the Committee;
(e) any Corporation stock owned by the of the consultant, counsel or adviser; and
(f) any business or personal relationship of the consultant, counsel or adviser or their respective employer with an executive officer of the Corporation.